Contact: Dana Hambly, Vice President, Finance and Investor Relations
Phone: (615) 890-9100

NHI Provides 2022 Guidance and Announces $240 Million Share Repurchase Plan

MURFREESBORO, Tenn.-- (April 18, 2022) -- National Health Investors, Inc. (NYSE:NHI) today provided guidance for 2022 in lieu of a monthly business update and announced a share repurchase plan.

2022 Guidance
The Company’s guidance range for the full year 2022, with underlying assumptions and timing of certain transactions, is set forth below:

	2022 Guidance Range
(in millions except per share amounts)	Low	High
Net income attributable to common stockholders	$100.5	$103.1

Adjustments to NAREIT Funds From Operations (FFO)
Depreciation (net) [1]	70.7	71.4
Gains on sales (net) and impairments of real estate	27.3	28.4
NAREIT FFO	198.5	202.9

Adjustments to Normalized FFO (NFFO)
Impact of Holiday lease settlement [2]	2.7	2.8
NFFO	201.2	205.7

Adjustments to Funds Available for Distribution (FAD)
Straight-line revenue (net) [1] and lease incentive amortizations	(10.0)	(10.1)
Equity method investment adjustments	(1.4)	(1.5)
Equity method investment non-refundable fees received	1.2	1.5
SHOP transition costs	0.4	0.4
Non-cash stock-based compensation	8.2	8.2
SHOP and equity method investment recurring capital expenditures	(0.8)	(0.8)
Other	3.0	3.0
FAD	$201.8	$206.4

Weighted average diluted common shares	45.9	45.9
NAREIT FFO per diluted common share	$4.32	$4.42
NFFO per diluted common share	$4.38	$4.48

[1] Net of amounts attributable to non-controlling interests
[2] Loss on Holiday lease foreclosure related to working capital deficit

NHI’s 2022 annual guidance includes the following assumptions:

•Recognition of $8.8 million in rental income from a Holiday lease security deposit in the first quarter of 2022 and recognition of a $6.9 million payment related to the Welltower settlement agreement in the second quarter of 2022;
•NOI from newly created senior housing operating portfolio (“SHOP”) beginning in the second quarter of 2022;
•Continued rent concessions, asset dispositions and loan repayments throughout 2022;
•Approximately $76.0 million in investment funding of existing commitments; and
•No incremental benefit from unidentified acquisitions or repayment of outstanding deferral balances.

In addition to the assumptions listed above, NHI’s guidance range is based on several other assumptions, many of which are outside the Company's control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.

Share Repurchase Plan
On April 15, 2022, the Company’s Board of Directors approved a stock repurchase plan for up to $240 million of the Company’s common stock. The plan is effective for a period of one year. Shares may be repurchased from time-to-time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with the terms of Rule 10b-18 of the Securities Exchange Act of 1934 as amended and shall be made in accordance with all applicable laws and regulations in effect. The timing and number of shares repurchased, if any, will depend on a variety of factors, including price, general market and economic conditions, alternative investment opportunities and other corporate considerations. The stock repurchase plan does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time.

Portfolio Activity
On April 15, 2022, the Company sold two memory care communities consisting of 74 units in Texas for net proceeds of approximately $7.3 million. The properties were previously classified as held for sale and operated under NOI-based leases from which NHI received no rental income in 2021 or the first quarter of 2022.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's, tenants', operators', borrowers' or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as "may", "will", "believes", "anticipates", "expects", "intends", "estimates", "plans", and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the impact of COVID-19 on our tenants, borrowers, economy and the Company; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to the concentration of a significant percentage of our portfolio to a small number of tenants; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants' and borrowers' business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; operational risks with respect to our proposed senior housing operating portfolio ("SHOP") structured communities; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; risks related to our ability to maintain the privacy and security of Company information; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at https://www.sec.gov or on NHI's web site at https://www.nhireit.com.